Exhibit 10.23

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of November 11, 2011, by and between Ply Gem Industries, Inc., a Delaware corporation (the “Corporation”) and Gary E. Robinette (“Robinette” and, together with the Corporation, the “Parties”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

W I T N E S S E T H:

WHEREAS, the Parties are party to the Employment Agreement, dated as of August 14, 2006 (the “Employment Agreement”); and

WHEREAS, the Parties desire, pursuant to Section 14 (Entire Agreement/Amendment) of the Employment Agreement, to amend the Employment Agreement, as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employment Agreement is hereby amended as follows:

1.  Amendment to Section 2(a).  Section 2(a) of the Employment Agreement is hereby amended to provide that, the renewal term in effect as of the date of this Amendment shall be extended until the third anniversary of the date of this Amendment; provided, however, that, commencing with such third anniversary date and on each anniversary of such date thereafter (each, a “Renewed Term Extension Date”), this Agreement will automatically renew for an additional one (1) year term, unless the Companies or Robinette provides the other party hereto 60 days’ prior written notice before the Renewed Term Extension Date that the Term shall not be extended.  The Term will no longer be extended or expire by reference to the Extension Date.  The renewal of the Term as provided herein and following any Renewed Term Extension Date shall be referred to herein as the Term.

2.  Amendment to Section 6(ii).  Section 6(ii) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“For purposes of this Section 6, a “Competitive Business” means as of any date, including during the Restricted Period, any person or entity (including any joint venture, partnership, firm, corporation or limited liability company) that engages in or proposes to engage in the following activities in North America: (x) the manufacture, sale or distribution of any building products, and (y) any new product lines and businesses entered into by the Companies during the Term.”

3.  Amendment to Section 6(iii).  Section 6(iii) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding anything to the contrary in this Agreement, Employee may, directly or indirectly, own, solely as an investment, securities of any person engaged in a Competitive Business, if (A) those securities are which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Employee (x) is not a controlling person of, or a member of a group which controls, such person and (y) does not, directly or indirectly, own one percent (1%) or more of any class of securities of such person or (B) the Competitive Business is engaged solely in the distribution of building products in Cuba.”

4.  Effect of this Agreement.  Except as specifically provided by this Amendment, the Employment Agreement shall remain in full force and effect.

5.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS OR THE CONFLICT OF LAWS PROVISIONS OF ANY OTHER JURISDICTION WHICH WOULD CAUSE THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF DELAWARE.

6.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which taken together will constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

GARY E. ROBINETTE

/s/ Gary E. Robinette

PLY GEM INDUSTRIES, INC.

By: /s/ Shawn. K. Poe
Name: Shawn K. Poe
Title: Vice President and Chief Financial Officer